Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition on May 12, 2014 of LCA-Vision Inc. (“LCA-Vision”) by PhotoMedex, Inc. (“PhotoMedex”).

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 reflect the acquisition of LCA Vision as if the event had occurred as of January 1, 2013. The unaudited pro forma condensed balance sheet as of March 31, 2014 reflects the acquisition as if it had occurred on March 31, 2014.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of PhotoMedex, which are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2013. The unaudited pro forma condensed consolidated financial information for LCA-Vision should be read in conjunction with the historical consolidated financial statements and accompanying notes which are the Annual Report on Form 10-K of LCA-Vision for the year ended December 31, 2013. The assumptions and adjustments used are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

PhotoMedex allocated the acquisition price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to LCA-Vision's business, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies that are not yet final. There can be no assurances that these final valuations will not result in material changes to the estimated allocation.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the acquisition described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial data does not reflect these potential expenses and efficiencies. Furthermore, the pro forma condensed statements of operations do not include material nonrecurring charges for acquisition expenses for approximately $6 million and the related tax effects which result directly from the transaction (of which approximately $1.5 million were incurred during the three month period ended March 31, 2014, and the remaining balance of approximately $4.5 million will be included in the statements of operations of the Company within the 12 months succeeding the transaction). The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of PhotoMedex and LCA-Vision, both included in the periodic reports filed with the Securities and Exchange Commission by each respective company.

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2014
(In thousands)

	PhotoMedex Historical	LCA-Vision Historical	Pro Forma Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$29,724	$27,822	$82,642	(3a)	$33,621
			(106,567)	(3b)
Short-term deposit	18,348	-	-		18,348
Investments	-	1,984	-		1,984
Accounts receivable, net	22,077	3,840	-		25,917
Inventories, net	27,008	-	-		27,008
Deferred tax asset	12,955	-	1,367	(3c)	14,322
Prepaid expenses and other current assets	12,833	2,168			15,001
Total current assets	122,945	35,814	(22,558)		136,201

Property and equipment, net	11,458	6,629	10,640	(3d)	28,727
Deferred tax asset, long-term	23,290	-	-		23,290
Intangible assets, net	19,810	-	39,050	(3d)	58,860
Goodwill	25,067	-	45,958	(3d)	71,025
Other assets	1,078	1,517	1,720	(3e)	4,315

Total assets	$203,648	$43,960	$74,810		$322,418

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable and long-term debt	$5,628	$784	14,741	(3a)	21,153
Other current liabilities	32,914	16,000	4,500	(3f)	53,414
Total current liabilities	38,542	16,784	19,241		74,567

Long-term liabilities:
Notes payable and long-term debt	68	881	69,621	(3a)	70,570
Deferred tax liabilities	-	-	9,420	(3c)	9,420
Other liabilities	3,423	7,438	(115)	(3d)	10,746
Total liabilities	42,033	25,103	98,167		165,303

Stockholders' equity	161,615	18,857	(18,857)	(3d)	157,115
			(4,500)	(3f)

Total liabilities and stockholders' equity	$203,648	$43,960	$74,810		$322,418

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2014
(In thousands, except share and per share information)

	PhotoMedex Historical		LCA-Vision Historical		Pro Forma Adjustments			Pro Forma

Revenues		$50,075		$25,531		$-			$75,606

Cost of revenues		10,345		16,076		837	(3g)		27,258

Gross Profit		39,730		9,455		(837)			48,348

Operating expenses:
Selling, general and administrative		39,212		9,799		252	(3g)		47,760
						(1,503)	(3h)
Engineering and product development		795		-		-			795
		40,007		9,799		(1,251)			48,555

Operating profit (loss)		(277)		(344)		414			(207)

Other income (loss):
Interest and other financing income (expense), net		(147)		221		(1,063)	(3i)		(989)

Income (loss) before income taxes		(424)		(123)		(649)			(1,196)

Income tax benefit (expense)		79		(28)		322	(3j)		373

Net income (loss)	$	(345)	$	(151)	$	(327)		$	(823)

Net income (loss) per share:
Basic	$	(0.02)						$	(0.04)
Diluted	$	(0.02)						$	(0.04)

Shares used in computing net income (loss) per share:
Basic		18,719,419							18,719,419
Diluted		18,719,419							18,719,419

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(In thousands, except share and per share information)

	PhotoMedex Historical	LCA-Vision Historical		Pro Forma Adjustments			Pro Forma

Revenues	$224,664		$92,185		$-		$316,849

Cost of revenues	45,035		60,064		3,349	(3g)	108,448

Gross Profit	179,629		32,121		(3,349)		208,401

Operating expenses:
Selling, general and administrative	154,278		34,702		1,007	(3g)	189,987
Engineering and product development	3,306		-		-		3,306
	157,584		34,702		1,007		193,293

Operating profit (loss)	22,045		(2,581)		(4,356)		15,108

Other income (loss):
Gain on sale of assets	-		198		-		198
Interest and other financing income (expense), net	702		890		(3,548)	(3i)	(1,956)

Income (loss) before income taxes	22,747		(1,493)		(7,904)		13,350

Income tax benefit (expense)	(4,370)		125		1,430	(3j)	(2,815)

Net income (loss)	$18,377	$	(1,368)	$	(6,474)		$10,535

Net income (loss) per share:
Basic	$0.90						$0.52
Diluted	$0.89						$0.51

Shares used in computing net income (loss) per share:
Basic	20,454,970						20,454,970
Diluted	20,657,240						20,657,240

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Acquisition of LCA Vision and Basis of Presentation

Acquisition

On February 13, 2014, PhotoMedex, Inc. (“PhotoMedex”), LCA-Vision Inc. (“LCA-Vision”) and Gatorade Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PhotoMedex (“Merger Sub”), had entered into an Agreement and Plan of Merger under which PhotoMedex agreed to acquire the entire holdings of LCA-Vision. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Sub will be merged with and into LCA-Vision, with LCA-Vision surviving as a wholly-owned subsidiary of PhotoMedex.

On May 7, 2014, the LCA shareholders approved the proposed acquisition by PhotoMedex, Inc. with 11,943,611 proxies in favor of the acquisition, or 61.7% of the total outstanding shares of LCA. On May 8, 2014, the PhotoMedex board of directors voted unanimously in favor of consummating the acquisition effective May 12, 2014. At the effective time of the merger, each outstanding share of LCA-Vision common stock (other than dissenting shares, treasury shares, any shares owned by the Company and its subsidiaries, and shares owned by a subsidiary of LCA-Vision) will be cancelled, and the shareholders will receive $5.37per share in cash, without interest. The $5.37 per ownership interest price approximates a purchase price of $106.4 million for all LCA-Vision stock and equity instruments.

On May 12, 2014, the Company entered into an $85 million senior secured credit facilities (“the Facilities”) with JP Morgan Chase (“Chase”) which includes a $10 million revolving credit facility and a $75 million four-year term loan. The credit facilities and excess cash balances were used to fund the acquisition. The facilities bear interest at a range of 2.50% to 3.25% over LIBOR. The spread is based on the Company’s borrowing leverage ratio at the time, adjusted quarterly. On May 12, 2014, the rate was 3.0% over LIBOR. The facilities are secured by a first priority security interest in and lien on all assets of the Company. All current and future subsidiaries are guarantors on the facilities. There are financial covenants, a maximum leverage covenant and a minimum fixed charge covenant, which the Company must maintain. These covenants will be determined quarterly based on a rolling twelve months of financial data.

Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of LCA-Vision might have affected PhotoMedex’s historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 is presented as if the acquisition of LCA-Vision had occurred on March 31, 2014. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are presented as if the acquisition of LCA-Vision had occurred on January 1, 2013.

The preliminary allocation of the purchase price of LCA-Vision used in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon completion of the valuation of LCA-Vision assets and liabilities. Upon completion of the valuation, we expect to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the financial position and results of operations that PhotoMedex will obtain in the future, or that PhotoMedex would have obtained if the acquisition of LCA-Vision had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that PhotoMedex believes are reasonable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of PhotoMedex included in its annual reports on Form 10-K and quarterly reports on 10-Q and the consolidated financial statements of LCA-Vision.

Reclassifications

Certain expense reclassifications have been made to conform LCA’s historical statements of operations to PhotoMedex’s presentation.

2.	Purchase Price Allocation

The purchase price of LCA-Vision was approximately $106,567 in aggregate consideration. The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of the assets acquired and the liabilities assumed. The significant intangible assets to be recognized in the valuation are trademark/tradename and managed care network. The estimated useful lives that these assets will be amortized, utilizing the straight line method, are ten years for the managed care network and indefinite life for trademark/tradename. The following allocation (in thousands) of the aggregate fair value is preliminary and subject to adjustment based on the fair value of the assets acquired and the liabilities assumed.

Fair value LCA-Vision stock (A)	$103,896
Fair value of LCA-Vision restricted stock units, including payroll taxes (B)	2,671
Total purchase price	$106,567

A.	Based on 19,347,554 outstanding shares of LCA-Vision common stock at May 12, 2014.
B.	Based on 476,436 outstanding or deemed to be outstanding restricted stock units of LCA-Vision common stock at May 12, 2014.

Preliminary purchase price allocation:

Current assets	$35,814
Property, plant and equipment	17,269
Deferred tax asset, current	1,367
Identifiable intangible assets	39,050
Goodwill	45,958
Other assets	1,517
Current liabilities	(16,000)
Long term debt	(1,665)
Deferred tax liability, long term	(9,420)
Other long term liabilities	(7,323)

$106,567

3.	Pro forma adjustments (in thousands) (unaudited):

(3a)	Reflects the credit facilities borrowings to fund the acquisition of LCA-Vision, net of debt related costs.
(3b)	Cash paid for the shares of LCA-Vision purchased at acquisition date by the Company, which was funded from excess cash on hand and the credit facilities borrowing.
(3c)
The balance sheet tax adjustments resulting in a net deferred tax liability position is the result of fair value increases in book asset values and the reduction in valuation allowances. A large increase in deferred tax liabilities result based on the book to tax differences on the increase in estimated fair value on property and equipment and intangibles. The increase in deferred tax liability was partially offset by the reduction in valuation allowances. As explained below, LCA-Vision now expects to realize the benefit of most deferred tax assets against future taxable income of the group. Therefore, the valuation allowance is decreased.

The pro-forma components of ending deferred tax assets and liabilities from LCA-Vision are summarized as follows (in thousands) (unaudited):

Pro forma components from LCA-Vision:	March 31, 2014
Current:
Accrued expenses and other		$3,425
Total current deferred tax assets		3,425
Less: valuation allowance		(2,058)
Current deferred tax assets, net of allowance		$1,367

Non-Current:
Net operating and other loss carryforwards		$22,558
Intangibles		(15,153)
Property and equipment		(3,000)
Other non-current deferred assets		660
Total non-current deferred tax asset/(liability)		5,065
Less: valuation allowance		(14,485)
Non-current deferred tax liability, net of allowance	$	(9,420)

Prior to the acquisition, a full valuation allowance offset the net deferred tax assets of LCA-Vision. Given the future projected income of PhotoMedex, it was deemed appropriate that this valuation allowance be removed, except for a valuation allowance for tax attributes that are not more likely than not to be utilized. Due to the fact that the elimination of the valuation allowance was a direct result of the business combination, the impact of this was recorded as an adjustment to goodwill.

(3d)	Adjustments to assets acquired and liabilities assumed based on preliminary fair value assessment which was based on application of income and cost approaches.
(3e)
Adjustment to record the issuance costs of the credit facility utilized to finance the acquisition. The periodic amortization of such costs was included in interest expense and was based on the term of the credit facility of 4 years.

(3f)	Reflects additional acquisition related expenses to be incurred.

(3g)
Reflects incremental adjustment to depreciation and amortization for step-up in property, plant and equipment and intangible assets (of which $29,850 relates to trademark/tradename and $9,200 to managed care network). As a result, incremental depreciation of property, plant and equipment is being charged on a straight line basis over the estimated useful lives of the property, plant and equipment based on an average of 3 years and incremental amortization of managed care network is being charged on a straight line basis over the estimated useful lives of the assets based on 10 years. (The trademark/tradename was determined to have indefinite useful life and accordingly was not amortized).

(3h)	Reflects the elimination of acquisition related expenses that were recorded during the period.
(3i)	Reflects an increase in interest expense associated with the additional borrowings used to fund the acquisition of LCA-Vision, including amortization of debt issuance costs. (See (3e) above).
(3j)	The pro-forma tax adjustment for each period is broken down as follows (in thousands) (unaudited):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013

Decrease to Current Tax Expense	$-	$1,430
Incremental Deferred Tax Benefit	322	-

	$322	$1,430

The decrease to the current tax expense for the year ended December 31, 2013 is the result of the current period LCA-Vision loss offsetting PhotoMedex income from U.S. operations. There was no similar decrease in current tax expense for the three-month period ended March 31, 2014, as PhotoMedex had a loss in that period from U.S. operations and therefore derived no benefit from the loss incurred by LCA-Vision in the same period. The incremental deferred tax benefit for the three-month period March 31, 2014 is related to additional interest expense incurred by PhotoMedex. The PhotoMedex annual effective tax rate (“ETR”) for 2014 was applied to this additional expense consistent with the application of the ETR to historic earnings for the three-month period ended March 31, 2014. A tax benefit was not applied to the additional depreciation and amortization expenses applicable to LCA-Vision in the same period. These additional expenses would result in an increase to LCA-Vision’s net tax operating losses which are limited under Section 382. A valuation allowance equal to the amount of the additional net operating losses results in no tax benefit for these expenses.